                                                                   Exhibit 10(v)

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement")is made and entered into as of this 9th day of August, 2002, by and between MARSH SUPERMARKETS, INC., an Indiana corporation having its address at 9800 Crosspoint Boulevard, Indianapolis, Indiana 46256-3350 (the "Company"), and DAVID A. MARSH, an individual having an address at 12837 Portage Way, Fishers, Indiana 46038 (the "Executive").

         WHEREAS, the parties desire to secure the continued employment of the Executive on the terms and conditions of this Agreement.

         NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements of the parties set forth in this Agreement, the parties agree as follows:

1.       EMPLOYMENT

         The Company hereby employs the Executive, and the Executive hereby accepts employment on the terms and conditions set forth herein.

2.       TERM

         This Agreement shall become effective on August 9,2002, and shall end on December 31, 2005. The term shall be extended automatically for one (1) year on each January 1 ("Anniversary Date") beginning January 1, 2003, unless either party hereto gives written notice to the other party not more than two hundred ten (210) days and not less than one hundred eighty (180) days prior to an Anniversary Date, in which case no further automatic extension shall occur and the term of this Agreement shall end three (3) years subsequent to the Anniversary Date immediately following such written notice (such term, including any extension is referred to as the "Term"). Notwithstanding the foregoing, the Term shall end on the date of Executive's voluntary retirement from the Company.

3.       DUTIES

         The Executive is engaged by the Company in a executive officer capacity as its President. Unless otherwise consented to by the Executive, the Executive's position with the Company shall be as its President. The Executive shall have all the powers and agrees to perform all of the duties associated with such position, subject to the direction of the Board of Directors of the Company, the Chief Executive Officer of the Company and to the provisions of the Articles of Incorporation and Bylaws of the Company. The Executive shall have general executive charge of all the operations of the Company with all such powers as may be reasonably incident to such responsibilities; and he shall have such other powers and duties as designated in accordance with the Company's Bylaws and as may be assigned to him from time to time by the Board of Directors or the Chief Executive Officer of the Company. The Executive shall report directly to the Chief Executive Officer of the Company. The Company agrees to provide the Executive with such accommodations as are suitable to the character of his position with the Company and adequate for the performance of his duties.

4.       EXTENT OF SERVICES

         During the Term, the Executive agrees to devote substantially his full time, attention and energies to the Company's business. This Agreement shall not be construed as preventing the Executive from investing assets in such form or manner as will not require his services in the daily operations of the affairs of the companies in which such investments are made. This Agreement shall also not be construed as preventing the Executive from serving as an outside director of up to five other for-profit companies (and such additional companies as the Board of Directors may hereafter approve) or from participating in charitable or other not-for-profit activities as long as such activities do not materially interfere with his work for the Company.

5.       COMPENSATION

         As remuneration for all services to be rendered by the Executive, and as consideration for complying with the covenants herein, the Company shall pay and provide to the Executive during the Term the following:

         5.1. BASE SALARY. The Company shall pay the Executive a base salary (the "Base Salary")in an amount which shall be established from time to time by the Board of Directors of the Company or the Board's designee, but such amount shall not be less than the Base Salary for 2002. The Base Salary for 2002 shall be Three Hundred Thousand and No/100 Dollars ($300,000) on an annualized basis. The Board of Directors of the Company or its Compensation Committee shall review the Base Salary at least annually during the Term to determine whether the Base Salary should be increased and, if so, the amount of such increase and the time at which the increase should take effect. The Base Salary shall be paid to the Executive consistent with the normal payroll practices of the Company, but not less frequently than once each month.

         5.2. BONUS COMPENSATION. The Executive shall be entitled to participate in the Company's Management Incentive Plan and any additional or replacement cash incentive programs which the Company may adopt and implement from time to time hereafter (the "Bonus Plan"). The Executive's participation in the Bonus Plan shall be at a level commensurate with his positions with the Company and generally consistent with his participation in the Bonus Plan in prior years.

         5.3. STOCK AWARDS. The Executive shall be entitled to receive awards of options to purchase shares of the Company's common stock and restricted stock under the Company's 1998 Stock Incentive Plan and any additional or replacement stock-based incentive programs which the Company may adopt and implement from time to time hereafter (the "Stock Plan"). The Executive's participation in the Stock Plan shall be at a level commensurate with his positions with the Company and generally consistent with his participation in prior years.

         5.4. OTHER EMPLOYEE BENEFITS. The Executive shall be entitled to receive all other benefits to which other executives of the Company are entitled to receive. Such benefits shall include, but are not limited to, life insurance, health insurance, dental insurance, accidental death and dismemberment insurance, short-term and long-term disability and deferred compensation plans. The Executive shall be entitled to the number of weeks of paid vacation in each calendar year during the Term as provided by the Company's vacation policy. Executive's absence from the Company's offices by reason of or in connection with attending any meeting, conference or similar event which in any way, directly or indirectly, relates to the Company's business specifically or business generally shall not be deemed vacation for purposes of the immediately preceding sentence.

         5.5. SPLIT-DOLLAR LIFE INSURANCE. During the Term of this Agreement, the Company shall keep in effect the current split-dollar life insurance policy or policies on the life of the Executive in the face amount aggregating $2,000,000. The Company shall pay all premiums on the policies or reimburse Executive for any portion of the premiums paid by him. In addition, the Company shall pay to Executive a grossed up bonus to reimburse Executive for any taxes payable by him with respect to his portion of the premiums (whether paid directly or reimbursed to him by the Company) and the bonus.

         5.6. PERQUISITES. The Company shall pay the costs of Executive's membership in each organization in which Executive has participated at any time during the immediately preceding three (3) years, as evidenced by the Company's records, unless Executive elects otherwise.

         5.7. RIGHT TO CHANGE PLANS. Nothing contained in the Agreement shall obligate the Company to institute, maintain or refrain from changing, amending or discontinuing any bonus, incentive, or benefit plan or perquisite, so long as such changes are similarly applicable to executives generally; provided, however, no such change, amendment or discontinuance shall adversely affect any vested right of the Executive thereunder.

6.       BUSINESS EXPENSES

         The Company shall pay or reimburse the Executive for all ordinary and necessary business expenses, in a reasonable amount, which the Executive incurs in performing his duties under this Agreement. Such expenses shall be paid or reimbursed in accordance with the expense reimbursement policies of the Company in effect from time to time.

7.       TERMINATION OF EMPLOYMENT

         7.1. TERMINATION DUE TO DEATH. If the Executive dies during the Term, this Agreement shall terminate as of the date of the Executive's death and the Executive's benefits shall be determined in accordance with the survivor's benefits, insurance and other applicable programs of the Company then in effect. Within fifteen (15) days of the Executive's death, the Company shall pay the Executive's designee or his estate (a) that portion of his Base Salary which shall have been earned through the termination date and (b) a bonus in an amount determined by multiplying the bonus or other incentive or conditional cash compensation received by the Executive with respect to or during the Company's last completed fiscal year by a fraction, the numerator of which is the number of days elapsed in the Company's current fiscal year through the termination date and the denominator of which is 365. In addition, the Company shall pay to the Executive's estate or his designee the Salary Continuation Benefit (as defined in Section 8.6) for a period equal to three (3) years from the termination date.

         7.2. TERMINATION DUE TO DISABILITY. If the Executive suffers a Disability (as defined in Section 8.2) during the Term, the Company shall have the right to terminate this Agreement by giving the Executive Notice of Termination to which has attached to it a copy of the medical opinion that forms the basis of the determination of Disability. The Executive's employment shall terminate at the close of business on the last day of the Notice Period (as defined in Section 8.5).

         Upon the termination of this Agreement because of Disability, the Company shall pay the Executive within fifteen (15) business days of the termination date (a) that portion of his Base Salary, at the rate then in effect as provided, which shall have been earned through the termination date and (b) a bonus in an amount determined by multiplying the bonus or other incentive or conditional cash compensation received by the Executive with respect to or during the Company's last completed fiscal year by a fraction, the numerator of which is the number of days elapsed in the Company's current fiscal year through the termination date and the denominator of which is 365. In addition, the Company shall pay to the Executive the Salary Continuation Benefit for a period equal to three (3) years from the termination date. The Company shall provide the Executive with life, medical, dental, accident and disability insurance coverage encompassing Executive and his spouse and dependents for the period of time that the Salary Continuation Benefit is in place at the same coverage levels that are in effect as of the termination date. In lieu of the foregoing insurance coverage benefits, the Company may pay the Executive an amount equal to the Executive's cost of obtaining comparable coverage. The Executive shall also be entitled to receive any applicable disability insurance benefits resulting from any insurance or other employee benefit programs of the Company.

         7.3. TERMINATION BY THE COMPANY FOR "CAUSE" OR BY THE EXECUTIVE WITHOUT "GOOD REASON." At any time during the Term, the Company may terminate this Agreement for "Cause" as defined in Section 8.1 by giving the Executive a Notice of Termination, which has attached to it copies of the Board determination that forms the basis of the Company's action. The Executive's employment shall terminate at the close of business on the last day of the Notice Period.

         At any time during the Term, the Executive may terminate this Agreement without "Good Reason" as defined in Section 8.3 hereof by giving the Board of Directors of the Company a Notice of Termination. The Executive's employment by the Company shall terminate at the close of business on the last day of the Notice Period.

         Within fifteen (15) business days after such termination date, the Company shall pay the Executive (a) that portion of his Base Salary, which shall have been earned through the termination date and (b) a bonus in an amount determined by multiplying the bonus or other incentive or conditional cash compensation received by the Executive with respect to or during the Company's last completed fiscal year by a fraction, the numerator of which is the number of days elapsed in the Company's current fiscal year through the termination date and the denominator of which is 365.

         7.4. TERMINATION BY THE COMPANY WITHOUT "CAUSE" OR BY THE EXECUTIVE FOR "GOOD REASON." At any time during the Term, the Board of Directors of the Company may terminate this Agreement without Cause by giving the Executive a Notice of Termination, and the Executive's employment by the Company shall terminate at the close of business on the last day of the Notice Period.

         At any time during the Term, the Executive may terminate this Agreement with "Good Reason" by giving the Company a Notice of Termination which describes the actions, events or beliefs that form the basis of the Executive's action. The Executive's employment shall terminate at the close of business on the last day of the Notice Period.

         Within five (5) business days after such termination date, the Company shall pay to the Executive (a) that portion of his Base Salary which shall have been earned through the termination date and (b) a bonus in an amount determined by multiplying the bonus or other incentive or conditional cash compensation received by the Executive with respect to or during the Company's last completed fiscal year by a fraction, the numerator of which is the number of days elapsed in the Company's current fiscal year through the termination date and the denominator of which is 365. The Company shall pay to the Executive the Salary Continuation Benefit for a period equal to three (3) years from the termination date. The Company shall provide the Executive with life, medical, dental, accident and disability insurance coverage encompassing Executive and his spouse and dependents for the period of time that the Salary Continuation Benefit is in place at the same coverage levels that are in effect as of the termination date. In lieu of the foregoing insurance coverage benefits, the Company may pay the Executive an amount equal to the Executive's cost of obtaining comparable coverage.. The Company shall continue to pay all premiums due on the split-dollar life insurance policies in effect on the life of the Executive for three (3) years from the termination date after which time the Company shall distribute such policies to the Executive without requiring the Executive to repay any premiums paid by the Company. The Company shall also pay to Executive for each of such three (3) years a grossed-up bonus to reimburse Executive for any taxes payable by him with respect to his portion of the premiums and bonus.

         7.5. TERMINATION BY THE EXECUTIVE UPON RETIREMENT. At any time during the Term, the Executive may terminate this Agreement by giving the Company Notice of Termination advising the Company that he intends to voluntarily retire in accordance with the Company's retirement policies on a date specified in the Notice of Termination. The Executive's employment shall terminate on the date specified in the Notice of Termination.

         Within fifteen (15) business days after such termination date, the Company shall pay the Executive (a) that portion of his base salary which shall have been earned through the termination date and (b) a bonus in an amount determined by multiplying the bonus or other incentive or conditional cash compensation received by the Executive with respect to or during the Company's last completed fiscal year by a fraction, the numerator of which is the number of days elapsed in the Company's current fiscal year through the termination date and the denominator of which is 365. In addition, the Company shall continue to pay all premiums due on the split-dollar life insurance policies in effect on the life of the Executive for three (3) years from the termination date and pay to Executive for each of such three (3) years a grossed-up bonus to reimburse Executive for any taxes payable by him with respect to his portion of the premiums and the bonus.

8.       DEFINITIONS

         8.1. "Cause" means (a) the willful and continued failure of the Executive to perform substantially the Executive's duties owed to the Company after a written demand for substantial performance is delivered to the Executive which specifically identifies the nature of such non-performance, (b) the willful engaging by the Executive in gross misconduct significantly and demonstrably injurious to the Company, or (c) conduct by the Executive in the course of his or her employment which is a felony or fraud that results in material harm to the Company. No act or omission on the part of the Executive shall be considered "willful" unless it is done or omitted in bad faith or without reasonable belief that the action or omission was in the best interests of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause without (i) reasonable notice to the Executive setting forth the reasons for the Company's intention to terminate for Cause,
(ii) an opportunity for the Executive, together with his counsel, to be heard before the Board of Directors, and (iii) delivery to the Executive of a Notice of Termination from the Board of Directors finding that in the good faith opinion of three-quarters (3/4) of the Board of Directors the Executive was guilty of conduct set forth in clause (a), (b) or (c) above and specifying the particulars thereof in detail.

         8.2. "Disability" means the inability, in the written opinion of a licensed physician chosen by the Board of Directors, of the Executive, because of injury, illness, disease or bodily or mental infirmity to perform a substantial portion of his ordinary duties and that this condition has existed for a least six months and will more probably than not extend for an additional six months into the future.

         8.3.     "Good Reason" means:

                  (a) without the Executive's express written consent and excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive, (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position, authority, duties or responsibilities as contemplated by Section 3, (ii) any other action by the Company which results in a significant diminution in such position, authority, duties or responsibilities, or (iii) any failure by the Company to comply with any of the provisions of Section 5;

                  (b) any requirement for the Executive to relocate outside of the metropolitan area of his current residence or any relocation of the principal executive office of the Company outside of Indianapolis, Indiana;

                  (c)      any failure of the Company to comply with and satisfy
         Section 10.1 hereof; or

                  (d) any breach of any other material provision of this Agreement.

         8.4. "Notice of Termination" means a written notice delivered by one party notifying the other party of the notifying party's intention to terminate the Executive's employment pursuant to this Agreement. A Notice of Termination shall not be effective unless (a) it specifies the specific provision of Section 7 which forms the basis of the proposed termination; (b) sets forth a proposed termination date not less than fifteen (15) calendar days from the sending of the Notice of Termination, and (c) otherwise complies with the requirements of this Agreement.

         8.5. "Notice Period" means the period between the sending of the Notice of Termination and the proposed termination date set forth in such Notice.

         8.6. "Salary Continuation Benefit" means an annual amount equal to the sum of: (a) the highest annualized Base Salary of the Executive in effect at any time within three (3) years prior to the date of termination; plus (b) the largest of the annual bonuses paid to the Executive for the six (6) years preceding the termination date. An amount equal to one-twelfth of the Salary Continuation Benefit shall be paid to the Executive or his designee on the first day of each calendar month.

9.       EXCESS PARACHUTE PAYMENT PROVISIONS

         9.1. ADDITIONAL PAYMENTS. Anything in this Agreement to the contrary notwithstanding, in the event that it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (a "Payment") would be subject to the excise tax imposed by Sections 280G and 4999 of the Code, or that any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, being hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (the "Gross-Up Payment") in an amount equal to such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes and Excise Tax)imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

         9.2. OTHER PROVISIONS. Notwithstanding the provisions of Section 11.1, all determinations required to be made under this Section 9, including whether and when the Gross-Up Payment is required and the amount of such Gross-Up Payment including any determination of the parachute payments under Code Section 280G(b)(2), and the assumptions to be utilized in arriving at such determinations shall be made by a nationally recognized certified public accounting firm that is mutually selected by the Executive and the Company (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of uncertainty in the application of
Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that the Gross-Up Payment made will have been an amount less than the Company should have paid pursuant to this
Section 9 (the "Underpayment"). In the event that the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive. The obligations of the parties under this Section 9 shall indefinitely survive the termination of the Executive's employment with the Company and the termination of this Agreement.

10.      ASSIGNMENT

         10.1. ASSIGNMENT BY COMPANY. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the capital stock, business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled hereunder if the Executive terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the termination date. As used in this Agreement, "Company" shall mean the Company and any successor to its business and/or assets which executes and delivers the agreement provided for in this Section 10.1 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

         10.2. ASSIGNMENT BY EXECUTIVE. The services to be provided by the Executive to the Company hereunder are personal to the Executive, and the Executive's duties may not be assigned by the Executive; provided, however that this Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, and administrators, successors, heirs, distributees, devisees and legatees. If the Executive dies while any amounts payable to the Executive hereunder remain outstanding, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, in the absence of such designee, to the Executive's estate.

11.      DISPUTE RESOLUTION AND NOTICE

         11.1. DISPUTE RESOLUTION. The Executive shall have the right and option to elect to have any good faith dispute or controversy arising under or in connection with this Agreement settled by litigation or by binding arbitration.

         If arbitration is selected, such proceeding shall be conducted before an arbitrator selected by mutual agreement of the Executive and the Company and shall be governed by the Employment Dispute Resolution Rules of the American Arbitration Association then in effect. If the parties are unable to select an arbitrator by mutual agreement within thirty (30) days, the arbitrator shall be selected in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association then in effect. Such arbitration shall take place in Indianapolis, Indiana. Judgment may be entered on the award of the arbitrator in any court having competent jurisdiction; provided, however, that the Executive shall be entitled to seek specific performance of his right to any payments or benefits to be provided until the date of termination of his employment during the pendency of any dispute or controversy arising under or in connection with this Agreement. All of the Executive's costs and expenses of litigation or arbitration, including attorney's fees; shall be borne by the Company and paid as incurred, whether or not the Executive prevails in the litigation or arbitration.

         11.2. NOTICE. Any notices, requests, demands or other communications provided for by this Agreement shall be sufficient if in writing and if: (a) delivered by hand delivery; (b) sent by facsimile communication with appropriate confirmation of delivery, (c) sent by registered or certified United States mail, return receipt requested, with all postage prepaid, or (d) sent by recognized international commercial express courier service, with all delivery charges prepaid, addressed as follows:

                  If to the Company or its Board of Directors:

                  Marsh Supermarkets, Inc.
                  9800 Crosspoint Blvd.
                  Indianapolis, Indiana 46256-3350
                  Attention: Corporate Secretary
                  Facsimile: (317) 594-2704

                  If to the Executive:

                  David A. Marsh
                  12837 Portage Way
                  Fishers, Indiana 46038

12.      MISCELLANEOUS

         12.1. ENTIRE AGREEMENT. This Agreement supersedes any prior agreements or understandings, oral or written, between the parties hereto, with respect to the subject matter hereof, and constitutes the entire agreement of the parties with respect thereto.

         12.2. MODIFICATION. This Agreement shall not be varied, altered, modified, canceled, changed, or in any way amended except by mutual agreement of the parties in a written instrument executed by the parties hereto or their legal representatives.

         12.3. SEVERABILITY. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

         12.4. COUNTERPARTS. This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

         12.5. TAX WITHHOLDING. The Company may withhold from any benefits payable under this Agreement all federal, state, city, or other taxes as may be required pursuant to any law or governmental regulation or ruling.

         12.6. BENEFICIARIES. The Executive may designate one or more persons or entities as the primary and/or contingent beneficiaries of any amounts to be received under this Agreement. Such designation must be in the form of a signed writing acceptable to the Board of Directors of the Company or to the Board's designee. The Executive may make or change such designation at any time in the manner specified herein.

         12.7. PAYMENT OBLIGATION ABSOLUTE. The Company's obligation to make the payments and the arrangements and benefits provided for or referred to herein shall be absolute and unconditional, and shall not be affected by any circumstances, including, without limitation, any offset, counterclaim, recoupment, defense or other right which the Company may have against the Executive or anyone else. All amounts payable by the Company hereunder shall be paid without notice or demand. Each and every payment made hereunder by the Company shall be final, and the Company shall not seek to recover all or any part of such payment from the Executive or from whosoever may be entitled thereto, for any reasons whatsoever.

         The Executive shall not be obligated to seek other employment in mitigation of the amounts payable or arrangements made under any provision of this Agreement, and the obtaining of any such other employment shall in no event effect any reduction of the Company's obligations to make the payments and arrangements required to be made under this Agreement.

         12.8. CONTRACTUAL RIGHTS TO BENEFITS. Nothing herein contained shall require or be deemed to require, or prohibit or be deemed to prohibit, the Company to segregate, earmark or otherwise set aside any funds or other assets, in trust or otherwise, to provide for any payments to be made or required hereunder.

13.      GOVERNING LAW

         To the extent not preempted by federal law, the provisions of this Agreement shall be construed and enforced in accordance with the laws of the State of Indiana, notwithstanding any state's choice-of-law or conflicts-of-law rules to the contrary.

14.      INDEMNIFICATION

         The Company shall indemnify the Executive as an officer, employee and/or director of the Company to the maximum extent permitted by law. This obligation shall indefinitely survive the termination of the Executive's employment with the Company and the termination of this Agreement. This provision shall in no way limit the Company's obligation to indemnify the Executive under any other agreement or pursuant to the Company's articles of incorporation or bylaws.

         IN WITNESS WHEREOF, the Executive and the Company have executed this Agreement as of the date specified above.



MARSH SUPERMARKETS, INC.



By: /s/ Don E. Marsh                   /s/ David A. Marsh
   -------------------------------     -----------------------------------------
   Don E. Marsh                                     David A. Marsh
   Chief Executive Officer



Attest: /s/ P. Lawrence Butt
       ---------------------------
       P. Lawrence Butt, Secretary